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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                           ARTICLE I:  IDENTIFICATION
                           --------------------------

     Section 1.  Name.  The name of the Corporation is Information Management
     ----------------
Associates, Inc.

     Section 2.  Seal.  Upon the seal of the Corporation shall appear the name
     ----------------
of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

     Section 3.  Offices.  The principal office of the Corporation shall be
     -------------------
located in Trumbull, Connecticut. The Corporation may also have other offices at such other places, either within or without the State of Connecticut, as the Board of Directors may determine or as the activities of the Corporation may require.

                     ARTICLE II:  MEETINGS OF SHAREHOLDERS
                     -------------------------------------

     Section 1.  Place of Meetings.  Meetings of the shareholders of the
     -----------------------------
Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.
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     Section 2.  Annual Meeting.  An annual meeting of the shareholders for the
     --------------------------
election of directors and the transaction of such other business as may properly come before the meeting, shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the president, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date as shall be fixed by the Board of Directors.

     Section 3.  Special Meetings.  Special meetings of the shareholders may be
     ----------------------------
called by the president or the secretary of the Corporation or by the Board of Directors, and shall be called by the president at the request in writing of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

     Section 4.  Notice.  Written notice of each meeting of shareholders,
     ------------------
stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than seven days nor more than fifty days prior to each meeting, to each shareholder of record entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including, by telex, cable or other form of recorded communication,
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provided that delivery of such notice in written form is confirmed in a writing)
to his residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation.

     Section 5.  Waiver of Notice.  Notice of any shareholders meeting may be
     ----------------------------
waived, in writing, by any shareholder, either before or after the time stated therein and, if any shareholder entitled to vote is present at a shareholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice to such shareholder shall be deemed to have been waived by such shareholder.

     Section 6.  Voting List.  For the purpose of determining shareholders
     -----------------------
entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, or for any other proper purpose, the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy, nor less than ten days before the particular event requiring such determination of shareholders. The corporate officer responsible for the share transfer books shall make, or cause to be made, at least five days before each meeting of shareholders, a list or other record of the shareholders
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entitled to vote at such meeting, with the address of, and the number and class of shares held by each.

     Section 7.  Quorum and Required Vote.  The holders of a majority of the
     ------------------------------------
stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders except as otherwise specifically provided by the By-Laws, the Certificate of Incorporation or by law. The affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders, except as is otherwise specifically provided by a By-Law, by the Certificate of Incorporation or law. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.

     Section 8.  Voting.  Each holder of voting stock shall be entitled to vote
     ------------------
in person or by proxy at each meeting, and such holder shall have one vote for each share of voting stock registered in such holder's name. However, a proxy shall not be valid after eleven months from its date of execution, unless it specifies the length of time for which it shall continue in force or limits its use to a particular meeting not yet held. Except as provided in Section 33-337 of the Stock Corporation Act of the State of Connecticut, no
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proxy shall be valid after ten years from its date of execution.

     Section 9.  Action Without a Meeting.  Any action which may be taken at a
     ------------------------------------
meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

                        ARTICLE III:  BOARD OF DIRECTORS
                        --------------------------------

     Section 1.  Number.  The number of directors who will constitute the entire
     ------------------
Board of Directors shall be not less than three (3) nor more than seven (7).
The number of directorships at any time shall be that number most recently fixed by resolution of the Board of Directors or the shareholders or, absent such action, shall be that number of directors elected at the preceding annual meeting or substitute annual meeting of shareholders, plus the number elected since such meeting, if any, to fill a vacancy created by an increase in the size of the Board; provided, however, that at such times as the Corporation has less
              --------  -------
than three shareholders, the number of directors may not be less than the number of shareholders and at such times as the Corporation has three or more shareholders, the number of directors must at least be three.
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     Section 2.  Election.  Members of the initial Board of Directors as elected
     --------------------
at the organization meeting shall hold office until the first annual meeting of shareholders and until their respective successors shall have been duly elected and qualified. At each annual meeting of shareholders, directors shall be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and qualified.

     Section 3.  Regular Meetings.  Regular meetings of the Board of Directors
     ----------------------------
may be held with or without notice at such time and place as the Board may from time to time determine.

     Section 4.  Special Meetings.  Special meetings of the Board may be called
     ----------------------------
by any director or the president on at least two days' notice to each director, given either by mail, telex, telegraph, cable or other form of recorded communication or orally, in person or by telephone. Said notice may be waived by a written waiver signed by all of the directors who receive no such notice of meeting. If any director is present at a special meeting and does not protest, prior to or at the commencement of the meeting the lack of receipt of proper notice, such notice shall be deemed to have been waived by such director.

     Section 5.  Quorum.  At all meetings of the Board of Directors, a majority
     ------------------
of directors shall constitute a
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quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specially required by the By-Laws, by the Certificate of Incorporation or by law. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, provided such equipment enables all directors at a meeting to hear one another.

     Section 6.  Committees of Directors.  The Board of Directors, by resolution
     -----------------------------------
adopted by a majority of the entire Board of Directors, may designate and empower two or more directors to constitute an executive committee or other committee and may appoint and empower or provide for the appointment of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, as shall be provided in these By-Laws or in any resolution of the Board of Directors constituting or empowering the committee. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any
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director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

     Section 7.  Action Without a Meeting.  If all of the directors or all
     ------------------------------------
members of a committee of the Board of Directors, as the case may be, severally or collectively, consent in writing to any action taken or to be taken by the Corporation, and the number of such directors or members constitutes a quorum for such action, such action shall constitute valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     Section 8.  Resignation and Removal.  Unless otherwise provided in any
     -----------------------------------
contract with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the president or to the secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

     Section 9.  Vacancies.  Any vacancy occurring on the Board of Directors,
     ---------------------
including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected
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to fill a vacancy shall be elected for the unexpired term of such director's predecessor and until such director's successor is duly elected and qualified.

     Section 10.  Compensation of Directors.  The directors may be reimbursed
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for any expenses incurred by them to attend any meeting of the Board of
Directors or of any of its committees. Each director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting which such director attends. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                             ARTICLE IV:  OFFICERS
                             ---------------------

     Section 1.  Election.  A president, a secretary and when deemed necessary
     --------------------
by the Board of Directors, a chairman of the Board, one or more vice presidents, a treasurer and such other officers and assistant officers as the Board of Directors may designate, shall be elected by the Board of Directors to hold office until their respective successors are duly elected and qualified. Any two or more offices may be held by the same person except the offices of president and secretary.

     Section 2.  Chairman of the Board.  The chairman of the Board of Directors,
     ---------------------------------
if one shall be elected, shall
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preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to such person by the Board of Directors.

     Section 3.  President.  The president shall have the general powers and
     ---------------------
duties of supervision and management usually vested in the office of president of a corporation. In the absence or nonelection of a chairman, the president shall preside at all meetings of the Board of Directors and shareholders, discharging the duties incumbent upon a presiding officer. In addition, the president shall have the direction of all other officers, agents and employees of the Corporation and shall cause all orders and resolutions of the Board of Directors to be carried into effect. The president shall also perform such other duties and exercise such other powers as the By-Laws may provide or the Board of Directors may assign.

     Section 4.  Vice President.  Vice presidents, when elected, shall have such
     --------------------------
powers and perform such duties as the president or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the president, or in case of the president's absence or inability to act, the vice president, so appointed, shall perform the duties of the president and, when so acting, shall have all the powers
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of, and be subject to all the restrictions upon, the president.

     Section 5.  Secretary.  The secretary shall keep true and complete records
     ---------------------
of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of directors and shall file any written consents of the shareholders, the Board of Directors and any committees of directors with such records. It shall be the duty of the secretary to be custodian of the records and of the seal of the Corporation. The secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

     Section 6.  Assistant Secretary.  If one shall be elected, the assistant
     -------------------------------
secretary shall have such powers and perform such duties as the president, secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the secretary, or in case of the secretary's absence or inability to act, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.

     Section 7.  Treasurer.  If one shall be elected, the treasurer shall keep
     ---------------------
correct and complete records of account showing accurately at all times the financial
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condition of the Corporation. The treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation which the treasurer acquires in the bank account or other depository account designated by the Board of Directors and shall maintain such account in the name of the Corporation. Whenever requested by the Board of Directors, the treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board of Directors may assign.

     Section 8.  Assistant Treasurer.  If one shall be elected, the assistant
     -------------------------------
treasurer shall have such powers and perform such duties as the president, treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the treasurer, or in case of the treasurer's absence or inability to act, the assistant treasurer shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer.

     Section 9.  Other Officers.  Such other officers as are appointed shall
     --------------------------
exercise such duties and have such powers as the Board of Directors may assign.
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     Section 10.  Transfer of Authority.  In case of the absence of any officer
     ----------------------------------
of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that such transfer is approved by a majority of the entire Board of Directors.

     Section 11.  Resignation and Removal.  Unless otherwise provided in any
     ------------------------------------
contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board of Directors in care of the president or the secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

     Section 12.  Vacancies.  A vacancy occurring in any office may be filled
     ----------------------
for the unexpired portion of the term of office by the Board of Directors.

                           ARTICLE V:  CAPITAL STOCK
                           -------------------------

     Section 1.  Consideration and Payment.  The capital stock may be issued for
     -------------------------------------
such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, in
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(a) cash, securities or other property of any description, or any interest therein, (b) labor or services rendered to or for the benefit of the Corporation, or (c) shares, securities or other obligations of the Corporation actually surrendered, cancelled or reduced. No certificate shall be issued for any shares until such shares are fully paid.

     Section 2.  Certificates Representing Shares.  Each holder of the capital
     --------------------------------------------
stock of the Corporation shall be entitled to a certificate signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer except that such signatures may be facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of the Corporation or registrar. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures and legends as are required hereby.

     Section 3.  Lost Certificates.  Whenever a person shall request the
     -----------------------------
issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person submit to the Corporation an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate,
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the Board of Directors may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

     Section 4.  Transfer of Stock.  The Corporation or its transfer agent shall
     -----------------------------
register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a By-Law of the Corporation or by any contract or agreement to which the Corporation is a party.

                      ARTICLE VI:  DIVIDENDS AND RESERVES
                      -----------------------------------

     Section 1.  Dividends.  Subject to any limitations or conditions contained
     ---------------------
in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.
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     Section 2.  Reserves.  Before payment of any dividend, the Board of
     --------------------
Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation.

                     ARTICLE VII:  OTHER CORPORATE ACTION
                     ------------------------------------

     Section 1.  All checks, drafts, notes, bonds, bills of exchange, and
     ----------
orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by the president or the secretary, and, if required by law, attested by the secretary or an assistant secretary, unless otherwise directed by the Board of Directors or otherwise required by law.

                           ARTICLE VIII:  FISCAL YEAR
                           --------------------------

     Section 1.  The fiscal year of the Corporation shall be determined by
     ----------
resolution of the Board of Directors.
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                          ARTICLE IX:  INDEMNIFICATION
                          ----------------------------

          Section 1.  The Corporation shall indemnify and reimburse
          ----------
shareholders, directors, officers, employees and agents as required by Section 33-320a of the Stock Corporation Act of the State of Connecticut, including any amendment to or substitutions for such Section 33-320a which may be made from time to time.

                        ARTICLE X:  AMENDMENT OF BY-LAWS
                        --------------------------------

          Section 1.  These By-Laws may be amended or repealed or new By-Laws
          ----------
may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of shareholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors provided that notice of such amendment, repeal or adoption of new By-Laws be included in the notice of such meeting.